Exhibit 10.45

WHITEBOX

SECOND FORBEARANCE EXTENSION LETTER

July 30, 2012

VIA FEDERAL EXPRESS, FACSIMILE AND EMAIL

Delta Petroleum Corporation

370 Seventeenth Street, Suite 4300

Denver, CO 80202

Attention: Chief Financial Officer

Telecopier No.: (303) 298-8251

RE:	Extension of Forbearance Period

Reference is hereby made to that certain First Forebearance Agreement dated as of July 3, 2012 by and among Delta Petroleum Corporation (“Borrower”), the Guarantors party thereto (the “Guarantors”), the Lenders party thereto, Whitebox Advisors LLC, as administrative agent (the “Administrative Agent”) and collateral agent (“Collateral Agent”) as amended by that certain Forbearance Extension Letter dated as of July 16, 2012 from the Administrative Agent to the Borrower (the “First Extension”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”). Unless otherwise indicated, all capitalized terms used herein without definition shall have the meanings given to such terms in the Forbearance Agreement.

Pursuant to the First Extension, the date set forth in clause (i) of Section 4 of the Forbearance Agreement was extended from July 16, 2012 to July 30, 2012. Pursuant to Section 4 of the Forbearance Agreement, Borrower has requested that the date set forth in clause (i) of Section 4 of the Forbearance Agreement be extended from July 30, 2012 to August 15, 2012. Administrative Agent, on behalf of the Lenders, has agreed to extend such date from July 30, 2012 to August 15, 2012 (the “Extension”).

Except as expressly amended hereby, the Forbearance Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. The terms of this letter (the “Letter”) shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition or obligation of the Borrower or any other Loan Party in the Forbearance Agreement or any other Loan Document except as expressly set forth herein, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right to remedy which the Administrative Agent or any Lender may now or in the future have under or in connection with the Forbearance Agreement or any other Loan Document. This Letter and the Extension provided for herein shall not obligate the Administrative Agent and/or Lenders to grant any further waivers or extensions of any kind whatsoever. This Letter shall constitute a Loan Document.

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3033 Excelsior Boulevard | Suite 300 | Minneapolis, MN 55416

612-253-6001 | fax 612-253-6151 | www.whiteboxadvisors.com

Very truly yours,

Whitebox Advisors LLC, as the Administrative Agent

By:
Name:	Mark Strefling
Title:	Chief Legal Officer

With a copy to:

Davis Graham & Stubbs LLP

1550 17th Street

Suite 500

Denver Colorado 80202

Attention: Ronald Levine, II.

Telecopier No.: (303)-892-7400